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                                 EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 27, 1996 appearing in NABI's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



 /s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP



Miami, Florida
April 2, 1996